                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          MUSICLAND STORES CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                   [LOGO]
                           10400 Yellow Circle Drive
                          Minnetonka, Minnesota 55343

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 7, 1996

                            ------------------------

    NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Shareholders of Musicland Stores Corporation (the "Company") will be held:

    TIME:   11:00 a.m. (Central Daylight Time) on Tuesday, May 7, 1996

    PLACE:  Company headquarters, 10400 Yellow Circle Drive, Minnetonka,
Minnesota

for the following purposes:

    1. To elect three Class I directors to the Company's Board of Directors to serve for three-year terms or until their respective successors are elected and qualify;

    2. To ratify the appointment of Arthur Andersen LLP, independent public accountants, as independent auditors of the Company for the 1996 fiscal year; and

    3. To transact such other business as may properly come before the Annual Meeting.

    Only shareholders of record at the close of business on March 8, 1996 are entitled to notice of and to vote at this Annual Meeting or any adjournment thereof. A complete list of the shareholders entitled to vote will be available during the period of ten days prior to the date of the Annual Meeting for examination by any shareholder, for any purpose germane to the Annual Meeting, during ordinary business hours at 10400 Yellow Circle Drive, Minnetonka, Minnesota.

    You are requested by your Board of Directors to complete, date and sign the enclosed Proxy and to return it promptly in the envelope provided. All shareholders are cordially invited to attend the Annual Meeting, and, if you do attend, you may revoke your proxy and vote in person. However, signing and promptly returning the Proxy will assure your representation at the Annual Meeting.

                                          By Order of the Board of Directors
                                          HEIDI M. HOARD
                                          SECRETARY

Minnetonka, Minnesota
April 15, 1996

                          MUSICLAND STORES CORPORATION

                           10400 Yellow Circle Drive
                          Minnetonka, Minnesota 55343

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 7, 1996

                            ------------------------

                            SOLICITATION OF PROXIES

    This Proxy Statement is furnished to the shareholders of Musicland Stores Corporation, a Delaware corporation (the "Company"), in connection with the solicitation by the Company's Board of Directors of Proxies for use at the 1996 Annual Meeting of Shareholders (the "Annual Meeting") to be held at 11:00 a.m. (Central Daylight Time) on Tuesday, May 7, 1996, at the Company's headquarters at 10400 Yellow Circle Drive, Minnetonka, Minnesota, or any adjournment thereof.

    The shares represented by any Proxy given pursuant to this solicitation will be voted at the Annual Meeting and, if a choice is specified on the Proxy, will be voted in accordance with such specification. In the event no choice is specified on the Proxy, the shares represented by such Proxy will be voted FOR the nominees for directors set forth herein and FOR the ratification of the appointment of Arthur Andersen LLP as independent auditors. If any other matters properly come before the Annual Meeting, or if any of the persons named to serve as directors or as auditors should decline or be unable to serve, the persons named in the Proxy will vote on the same in accordance with their discretion. Proxies including broker non-votes with respect to any matter brought to a vote will not be counted as shares voted on the particular matter as to which the broker non-vote is indicated. Therefore, broker non-votes will have no effect when determining whether the requisite vote has been obtained to pass a particular matter. However, proxies indicating "abstain" or "withhold authority" with respect to any matter brought to a vote will be counted as shares voted on the particular matter as to which the abstention or withhold authority is indicated and will have the effect of voting against the matter.

    A Proxy may be revoked by the person giving it before it is voted by (i) delivering to the Secretary of the Company, at the address listed at the beginning of this Proxy Statement, a written notice of revocation which must be signed in exactly the same manner as the Proxy, (ii) filing with the Secretary of the Company a duly executed Proxy which bears a later date, or (iii) delivering the written, signed revocation to the election inspectors at the Annual Meeting. Revocations and subsequent Proxies will be honored only if received at the Company's offices on or before May 6, 1996 or delivered to the election inspectors at the Annual Meeting prior to the convening thereof. Presence at the Annual Meeting alone will not revoke the Proxy.

    This proxy statement and the accompanying form of Proxy are being sent to shareholders beginning on or about April 15, 1996 along with the Company's 1995 Annual Report to Shareholders. Such Annual Report is not to be regarded as part of the proxy solicitation materials.

                      VOTING SECURITIES AND VOTING RIGHTS

    The Board of Directors has fixed March 8, 1996 as the record date (the "Record Date") for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date there were outstanding 34,296,956 shares of the Company's common stock, $.01 par value (the "Common Stock"), which is the only class of equity securities of the Company currently outstanding.

    Each share of Common Stock is entitled to one vote. There are no cumulative voting rights with respect to the election of directors. The presence, in person or by Proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Any holder of shares represented by a Proxy which has been returned properly signed by the shareholder of record will be considered present for the purpose of determining whether a quorum exists even if such Proxy contains abstentions or broker non-votes.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    The Company's Restated Certificate of Incorporation provides that the Board of Directors shall consist of not more than nine nor fewer than five directors. The Board of Directors has established the number of directors to serve on the Board as eight. The directors are divided into three classes, designated as Class I, Class II and Class III, respectively, with staggered three-year terms of office. At each annual meeting of shareholders, directors who are elected to succeed the class of directors whose terms expire at that meeting will be elected for three-year terms. Vacancies and newly created directorships resulting from an increase in the number of directors may be filled by a majority of the directors then in office, and the directors so chosen hold office until the next election of the class to which such directors belong. All current directors were previously elected by the Company's shareholders except Josiah O. Low, III and William A. Hodder, who were elected by action of the Board of Directors.

    At this Annual Meeting, three Class I directors will be elected to hold office for a term expiring at the annual meeting of shareholders to be held in 1999, or until their successors have been elected and qualify, or until their death, resignation or removal, if earlier. Directors will be elected by a plurality of the votes cast, in person or by Proxy, at the Annual Meeting.

    The three directors in Class I whose terms are expiring, Kenneth F. Gorman, Lloyd P. Johnson and Josiah O. Low, III, have been nominated by the Board of Directors for reelection. Each of the nominees has consented to serve as director, if elected, and the Board of Directors has no reason to believe that any of the nominees will be unable to serve. The Board of Directors recommends a vote FOR the election of these nominees. In the absence of instructions to the contrary, shares represented by all Proxies will be voted for the election of all such nominees. If for any reason any nominee is unable to serve, the Board of Directors may designate a substitute nominee, in which event the shares represented by the Proxies will be voted for such substitute nominee, unless an instruction to the contrary is indicated on the Proxy.

    All directors of the Company also serve on the Board of Directors of The Musicland Group, Inc. ("MGI"), the Company's operating subsidiary.

    The following biographical information has been furnished by the nominees and continuing directors:

NOMINEES FOR ELECTION

    KENNETH F. GORMAN, age 56

    Mr. Gorman has been a director of the Company since November 1988. He has been in the merchant banking and private investment fields since 1987 as an owner and Managing Director of Apollo Partners L.L.C. From 1970 until 1987 he was in the communications/entertainment business as a director and Executive Vice President of Viacom International Inc. Mr. Gorman is also a director of Apollo Radio Limited, Doane Farm Management Co., IDC Services, Inc., and International Post Limited.

    LLOYD P. JOHNSON, age 65

    Mr. Johnson has been a director of the Company since January 1993. He has been in the banking business since 1954. In 1985 he joined Norwest Corporation, a bank holding company, as its Chief Executive Officer, President and Chairman of the Board. He relinquished the position of President in 1989 and the position of Chief Executive Officer in 1992 and retired as Chairman of Board in May 1995. Prior to joining Norwest Corporation, he was Vice Chairman of Security Pacific National Bank. In addition to Norwest Corporation, he is a director of Cargill, Incorporated, Valmont Industries, Inc. and Minnesota Mutual Life Insurance Company.

    JOSIAH O. LOW, III, age 56

    Mr. Low was elected a director of the Company on July 31, 1995. He has been an investment banker with Donaldson, Lufkin & Jenrette Securities Corporation since 1985, where he is currently a Managing Director. Previously he spent 24 years with Merrill Lynch, Pierce, Fenner and Smith. Mr. Low is also a director of Centex Development Corporation, St. Laurent Paperboard Inc. and Midcom Inc.

CONTINUING CLASS II DIRECTORS (TERMS EXPIRING IN 1997)

    KEITH A. BENSON, age 51

    Mr. Benson served as a director of the Company from August 1988 until December 1989 and was again elected a director in January 1992. Mr. Benson was elected President of the Music Stores Division effective August 1, 1994. From May 1, 1992 through July 1994, he filled the position of Vice Chairman and Chief Financial Officer for both the Company and MGI. Prior to that he was Executive Vice President and Chief Financial Officer from 1988 through April 1992. Mr. Benson joined MGI in 1980 as its Controller and also served successively as its Senior Vice President and Chief Financial Officer, Senior Vice President and Chief Financial Officer for the Retail Division and Senior Vice President of Finance and Administration for the Retail Division. Previously he was with The May Company and Dayton Hudson Corporation. Mr. Benson is also a director of Munsingwear, Inc.

    TOM F. WEYL, age 52

    Mr. Weyl has been a director of the Company since December 1992. He is the President/Chief Creative Officer at Martin/Williams Advertising, Minneapolis and has been with that company since 1973. Mr. Weyl is a past Chairman of the Board of Directors of the Twin Cities Council of the American Association of Advertising Agencies.

CONTINUING CLASS III DIRECTORS (TERMS EXPIRING IN 1998)

    JACK W. EUGSTER, age 50

    Mr. Eugster has been a director of the Company since August 1988. He has been the Chairman of the Board, President and Chief Executive Officer of MGI since August 1986 and has served the Company in the same capacity since its acquisition of MGI in August 1988. Mr. Eugster joined MGI in 1980 as Executive Vice President and has held the positions of General Manager, President and Chairman of the Retail Division. Previously he was with The Gap Stores and Target Stores. Mr. Eugster is also a director of Damark International, Inc., Donaldson Company, Inc., MidAmerican Energy Company, ShopKo Stores, Inc. and Jostens, Inc. He is a past president of the National Association of Recording Merchandisers and a past chairman of the Country Music Association.

    WILLIAM A. HODDER, age 64

    Mr. Hodder was elected a director of the Company on July 31, 1995. He is the Chairman and Chief Executive Officer of Donaldson Company, Inc., a manufacturer of filtration devices. Mr. Hodder joined Donaldson Company in 1973 as its
President.  Previously  he   spent  seven   years  in   retailing  with   Dayton

Hudson Corporation including such positions as Senior Vice President and Corporate Group Executive, President of Target Stores and Vice President of Organization Planning and Development. In addition to Donaldson Company, Inc., Mr. Hodder is a director of Norwest Corporation, ReliaStar Financial Corporation, SUPERVALU INC. and Tennant Company.

    MICHAEL W. WRIGHT, age 57

    Mr. Wright has been a director of the Company since January 1989. He has been in the food distribution and retail business since 1977 when he joined SUPERVALU INC. as Senior Vice President. He was elected President and Chief Operating Officer of SUPERVALU INC. in 1978 and became its Chief Executive Officer in June 1981. He assumed the additional responsibilities of Chairman of the Board in October 1982. In addition to SUPERVALU INC., Mr. Wright is a director of Cargill, Incorporated, Honeywell Inc., Norwest Corporation and
ShopKo Stores, Inc. He also serves as a director of the Food Marketing Institute, the International Center for Companies of the Food Trade Industry and the National American Wholesale Grocers Association. He is a member of the executive committee and a past chairman of the Minnesota Business Partnership and a past chairman of the Federal Reserve Bank of Minneapolis.

COMPENSATION OF DIRECTORS

    In 1995, all non-employee directors of the Company received as compensation for their services to the Company and MGI, in addition to reimbursement for out-of-pocket expenses in connection with attending Board and committee meetings, an annual fee of $12,000, payable in quarterly installments, and a meeting fee of $1,000 for regularly scheduled meeting days and $500 for any short board or committee meetings, held in person or by telephone, not on the date of a regularly scheduled meeting. Beginning January 1, 1996, the annual fee was increased to $14,000 and the regular meeting fee was increased to $1,250. The non-employee directors are currently Messrs. Gorman, Hodder, Johnson, Low, Weyl and Wright.

STOCK OPTION PLAN FOR UNAFFILIATED DIRECTORS

    "Unaffiliated Directors," defined as those members of the Board of Directors who are not employed by the Company or MGI, or by Donaldson, Lufkin & Jenrette, Inc., any affiliates thereof, or any successor institutional equity investor, participate in the Stock Option Plan for Unaffiliated Directors of Musicland Stores Corporation (the "Directors Plan"). Currently, newly elected Unaffiliated Directors will receive an initial grant of a stock option to purchase 5,000 shares of Common Stock. At any time that all prior grants under the Directors Plan become fully vested, an Unaffiliated Director will receive a new grant of an option to purchase 5,000 shares. The exercise price of all options granted under the Directors Plan is the fair market value on the day of grant. All grants have a term of ten years and are fully exercisable six months after the date of the grant but vest at the rate of 20% per year over a period of five years. All unvested portions of an option, whether exercised or not, are immediately forfeited upon termination of service as a director for any reason, and in the case of exercised unvested options, at the Company's option, the participant agrees to sell such shares back to the Company at the exercise price. Stock options granted under the Directors Plan are not transferable other than by will or by the laws of descent and distribution. Currently, Messrs. Gorman, Johnson, Weyl and Wright each has an option to purchase 10,000 shares of Common Stock at exercise prices that range from $11.50 to $12.50 per share, and Mr. Hodder has an option to purchase 5,000 shares at an exercise price of $9.375.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    During the fiscal year ended December 31, 1995 ("Fiscal Year 1995"), the Board of Directors held seven meetings. All of the directors attended more than 75% of the meetings of the Board and the committees on which they served.

    The Board of Directors has three standing committees, the Executive Committee, the Compensation Committee and the Audit Committee. There is no nominating committee.

    The Executive Committee, which is currently composed of Messrs. Eugster (Chairman) and Wright, exercises the powers of the Board of Directors during intervals between Board meetings and acts as an advisory body to the Board by reviewing various matters prior to their submission to the Board. The Executive Committee did not meet in Fiscal Year 1995.

    The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation, incentive bonuses and benefits of executive officers and other key employees of the Company and grants all stock options to employees under the Company's employee stock option plans. The Compensation Committee is currently composed of Messrs. Wright (Chairman), Hodder, Low and Weyl. The Compensation Committee met twice in Fiscal Year 1995. See "Report of the Compensation Committee on Executive Compensation."

    The Audit Committee (i) reviews the internal and external financial reporting of the Company, (ii) reviews and discusses with the Company's independent auditors the scope of the independent audit and (iii) considers comments by the auditors regarding internal controls and accounting procedures and management's response to those comments. The Audit Committee also recommends the appointment of the independent auditors for the Company. The Audit Committee currently consists of Messrs. Gorman (Chairman) and Johnson and met twice in Fiscal Year 1995.

                                 PROPOSAL NO. 2
                    RATIFICATION OF APPOINTMENT OF AUDITORS

    The Company's independent auditors for Fiscal Year 1995 were Arthur Andersen LLP, independent public accountants. The Audit Committee of the Board of Directors has considered the qualifications and experience of Arthur Andersen LLP, and, based upon recommendation of the Audit Committee, the Board of Directors has appointed them as independent auditors of the Company for the current fiscal year which ends December 31, 1996 ("Fiscal Year 1996"). Although the submission of this matter to the shareholders is not required by law, the Board of Directors desires to obtain the shareholders' ratification of such appointment. A resolution ratifying the appointment will be offered at the Annual Meeting. If the resolution is not adopted, the adverse vote will be considered as a direction to the Board to select other auditors for the following year. However, because of the difficulty and expense of making any substitutions of auditors for the fiscal year already in progress, it is contemplated that the appointment for Fiscal Year 1996 will stand unless the Board finds other good reason for making a change.

    It is expected that a representative of Arthur Andersen LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if the representative so desires.

    Ratification requires the affirmative vote by holders of at least a majority of the shares voting on such matter. The Board of Directors recommends a vote FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for Fiscal Year 1996.

                           COMMON STOCK OWNERSHIP OF
                   CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

    The following table provides information as to the beneficial ownership of the Company's Common Stock as of March 8, 1996, or as of December 31, 1995 for that information which is reported based upon Schedule 13G filings, by (i) each person or group known by the Company to be the beneficial owner of more than 5% of such Common Stock, (ii) each nominee and continuing director of the Company,
(iii) the Named Executive Officers (see "Summary Compensation Table"), and (iv) all directors and executive officers as a group (14 persons). Beneficial ownership has been determined for this purpose in accordance with Rule 13d-3 of the Securities and Exchange Commission (the "SEC") under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or dispositive power with respect to such securities or has the right to acquire beneficial ownership of such securities within 60 days by exercise of an option or otherwise. The persons named in the table have sole voting and dispositive powers with respect to all shares of Common Stock unless otherwise noted in the notes following the table.

Name of Beneficial Owner,                                        Amount and Nature of
Including Address                                               Beneficial Ownership of                Percent of
of Owners of More than 5%                                            Common Stock                   Common Stock (1)
- ------------------------------------------------------------    -----------------------             ----------------
SC Fundamental Inc. (as general
 partner) (2)...............................................       4,798,000(2)                            14.0%
 SC Fundamental Value BVI, Inc. (as managing general partner of investment manager)
 Gary N. Siegler and Peter M. Collery
 (as controlling shareholders)
 712 Fifth Avenue
 New York, New York 10019
Management Investors Group (3) .............................       4,575,598(3,4)                          13.0%
 10400 Yellow Circle Drive
 Minnetonka, MN 55343
State of Wisconsin Investment Board (5) ....................       2,901,400                                8.5%
 P.O. Box 7842
 Madison, WI 53707
Donaldson, Lufkin & Jenrette, Inc. (6) .....................       2,397,634(6,7)                           7.0%
 The Equitable Companies Incorporated
 (as parent)
 277 Park Avenue
 New York, NY 10172
Jack W. Eugster.............................................       1,656,056(8,9,10)                        4.8%
Gary A. Ross................................................         614,626(8,9)                           1.8%
Keith A. Benson.............................................         570,726(8,9,10)                        1.7%
Larry C. Gaines.............................................         226,539(8,9)                       *
Kenneth F. Gorman...........................................          80,000(9)                         *
Michael W. Wright...........................................          55,000(9)                         *
Josiah O. Low, III..........................................          25,373                            *
Tom F. Weyl.................................................          16,000(9)                         *
Lloyd P. Johnson............................................          11,000(9)                         *
William A. Hodder...........................................           9,030(9)                         *
Reid Johnson................................................           3,000                            *
All directors and executive officers as a group (14
 persons)...................................................       3,267,350(8,9,10)                        9.3%

- ------------------------
  * Less than 1%

 (1) Based on 34,296,956 shares outstanding on March 8, 1996

 (2) Based on Amendment No. 7 to Schedule 13D, dated March 18, 1996, filed jointly by SC Fundamental Inc. ("SC") as general partner of the SC Fundamental Value Fund, L.P. ("Fund"), SC Fundamental Value BVI, Inc. ("BVI, Inc.") as the managing general partner of the investment manager of SC Fundamental BVI, Ltd., and Gary N. Siegler and Peter M. Collery, officers, directors and controlling shareholders of SC and BVI, Inc., which shows that, as of March 8, 1996, SC, Fund, Siegler and Collery share voting and dispositive power of 2,930,060 shares and BVI, Inc., Siegler and Collery share voting and dispositive power of 1,585,940 shares and Siegler has sole voting and dispositive power of 282,000 shares.

 (3) The Management Investors Group is currently a group of 25 persons, including Messrs. Eugster, Ross, Benson and Gaines, who are either officers or former officers of the Company or members of their families. The group shares voting control of the shares indicated by virtue of being parties to a voting agreement (the "Management Voting Agreement") more fully described below.

 (4) Includes 851,607 shares which may be acquired pursuant to the exercise of vested stock options.

 (5) Based on Schedule 13G, dated February 1, 1996, filed by the State of Wisconsin Investment Board, a state agency, on behalf of a public pension fund.

 (6) Based on Amendment No. 3 to Schedule 13G, dated February 9, 1996 filed by The Equitable Companies Incorporated ("Equitable"), as parent of Donaldson Lufkin & Jenrette, Inc. ("DLJ"). Equitable reports 2,375,734 shares beneficially owned by DLJ and its affiliates, 6,200 shares held for investment purposes, with shared dispositive power only, by Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC"), 10,900 shares held by Alliance Capital Management L.P. and 4,800 shares held by Wood, Struthers & Winthrop Management Corp. on behalf of client discretionary investment advisory accounts with shared voting but sole dispository power.

 (7) Meridian Assets Management, Inc. ("Meridian") has sole voting power of 1,124,134 shares as voting trustee of shares owned by DLJ and certain of its affiliates and employees (See "DLJ Voting Trust Agreement" below). 980,066 of these shares are included in the numbers reported by Equitable.

 (8) Of the shares listed, the following are Restricted Shares: 632,068 shares for Mr. Eugster; 243,104 shares each for Messrs. Ross and Benson; 72,916 for Mr. Gaines; and 1,628,768 for all directors and executive officers as a group (14 persons including Messrs. Eugster, Ross, Benson and Gaines). See "Certain Transactions -- Restricted Shares."

 (9) Includes shares of Common Stock which may now be acquired pursuant to the exercise of stock options (but forfeitable in the case of the non-employee directors) as follows: Mr. Eugster, 317,800 shares; Messrs. Ross and Benson, 124,134 shares each; Mr. Gaines, 74,967 shares; Messrs. Gorman, Wright, Johnson and Weyl, 10,000 shares each; Mr. Hodder, 5,000 shares; and all directors and executive officers as a group (14 persons including Messrs. Eugster, Ross, Benson, Gaines, Gorman, Wright, Johnson, Weyl and Hodder), 795,370 shares.

(10) Includes 19,200 shares held by the children and 10,000 shares held by the wife of Mr. Eugster who share the same household; includes 5,000 shares held by the children of Mr. Benson who share the same household.

MANAGEMENT VOTING AGREEMENT

    Under the Management Voting Agreement certain members of the Company's management (the "Management Investors") have agreed to vote certain of their shares as a block. Each vote will be determined by the holders of a majority of the class of shares entitled to vote owned by the Management Investors. Other than pursuant to Rule 144 under the Securities Act of 1933 or in a registered offering, the Management Investors may not transfer any shares to any person who does not become a party to the Management Voting Agreement. The Management Voting Agreement also calls for a restrictive legend to be put on all certificates held by the Management Investors. Management Investors who sell shares pursuant to Rule 144 or pursuant to a registered offering and later acquire a number of shares equal to or less than such sold shares must vote the newly acquired shares in the same manner. The Management Voting Agreement may be terminated at any time by the vote of at least 80% of all shares held by all Management Investors and, unless so terminated, will expire on August 24, 1998.

DLJ VOTING TRUST AGREEMENT

    On March 4, 1992, DLJ (including certain affiliates) entered into a voting trust agreement (the "Voting Trust Agreement") under which Meridian is the voting trustee. Pursuant to this agreement DLJ and certain of its affiliates have delivered to Meridian such number of shares of Common Stock owned by them which is in excess of the number equal to 5% of the aggregate number of outstanding shares of Common Stock. Subsequently, DLJ transferred the ownership of certain shares in the voting trust to participants in various DLJ compensation plans. Meridian has the sole power and discretion to exercise the rights and powers of a stockholder with respect to the shares in the voting trust, except that DLJ and certain of its affiliates are entitled to receive dividends, distributions and payments in respect of said shares, as and when the same may be paid by the Company (except that shares of Common Stock issued as a dividend, distribution or other payment will also be subject to the Voting Trust Agreement).

COMPLIANCE WITH SECTION 16(A) REQUIREMENTS

    Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file initial reports of ownership ("Form 3") and reports of changes in ownership ("Form 4") with the SEC and the New York Stock Exchange. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file.

    Based on the Company's review of the copies of such forms received by it with respect to Fiscal Year 1995 and written representations received from certain reporting persons that no Forms 5 were required for such persons, the Company believes that all Section 16(a) filing requirements have been complied with, with the following exceptions: Mr. Gorman's Form 4 filing for the month of January 1995 mistakenly understated the size of the transaction reported by 5,000 shares and Mr. Hodder's Form 3 inadvertently omitted 4,030 shares. Both filings were subsequently amended.

                              CERTAIN TRANSACTIONS

RESTRICTED SHARES

    As part of the acquisition of MGI by the Company, the officers of MGI at the time (the "Management Investors") entered into a subscription agreement with the Company (the "Management Subscription Agreement") pursuant to which the Management Investors purchased approximately 21% of the Company's then outstanding shares of common stock as follows. On August 25, 1988, the Management Investors purchased at $2.50 per share, for an aggregate purchase price of $5.5 million, 2,200,000 shares of common stock ("Cash Shares"). The Management Investors also purchased 2,000,000 shares of common stock ("Restricted Shares") in consideration for the payment of $5,000, or $.0025 per share, on August 25, 1988. At December 31, 1995, 1,991,308 shares of the Restricted Stock were outstanding, the remainder having been converted to Cash Shares (valued at $4.50 per share) and purchased by the remaining Management Investors when one officer resigned from the Company. The Restricted Shares were originally subject to a four-year vesting schedule, which is now completed. Although holders of Restricted Shares have voting and dividend rights, no Restricted Shares are transferable by the holder thereof until such holder has paid the Company an additional $2.4975 or $4.4975 per share, as applicable. The Management Investors are not obligated to make such additional payment. However, after August 25, 2003, the Company may buy back the Restricted Shares for $.0025 per share.

REGISTRATION RIGHTS

    The Company has granted to the Management Investors Group and to DLJ certain demand and piggy-back registration rights with respect to the Common Stock. The Company is obligated to pay the expenses (excluding underwriting discounts and commissions) of such registrations and to indemnify the other parties for certain registration related liabilities.

INVESTMENT BANKING SERVICES

    The Company engaged DLJSC in 1995 for certain investment banking services. The Company has paid DLJSC a retainer of $100,000 and will reimburse DLJSC's reasonable out of pocket expenses incurred in rendering such services. The Company believes that the engagement of DLJSC is upon terms that are fair to the Company and reasonable in the marketplace.

                      EXECUTIVE OFFICERS AND COMPENSATION

    The Company's executive officers, other than Messrs. Eugster and Benson, are identified below. Executive officers of the Company currently hold the same respective positions with MGI.

    Gary A. Ross, age 49, has been President, Suncoast Division since 1990. Since joining MGI in 1984, he has served in the positions of Executive Vice President of Marketing and Merchandising, Senior Vice President of Marketing and Merchandising, Senior Vice President of Marketing and Merchandising of the Retail Division and Senior Vice President of Planning and Administration of the Retail Division. Mr. Ross served as a director of the Company from January 1, 1990 to December 31, 1990. Mr. Ross is a past chairman and currently a director of the Video Software Dealers Association. Prior to joining MGI, he was with The Gap Stores and Target Stores.

    Larry C. Gaines, age 48, became President, Media Play Division on November 1, 1993. Prior thereto he was Senior Vice President of Media Play and On Cue Divisions from May 1, 1992 through October 31, 1993 and was Senior Vice President of Music Stores from 1990 through April 1992. Mr. Gaines joined MGI in 1981 and has served in the positions of Senior Vice President of Stores -- Eastern Division, Vice President of Stores -- Eastern Division, Vice President
- -- Sam Goody, Vice President -- Sam Goody for the Retail Division, Vice President/General Manager of Discount Records for the Retail Division, Regional Director and Regional Manager. Previously, he had retail experience with Cole National Corporation.

    Reid Johnson, age 53, became Executive Vice President of Finance and Administration and Chief Financial Officer on August 4, 1994. Prior to joining the Company, Mr. Johnson held the position of Vice Chairman and Chief Administrative Officer for the Dayton Hudson Department Store division of the Dayton Hudson Corporation from 1985 to 1994. He was employed by Dayton Hudson beginning in 1968 and his positions also included Senior Vice President and Chief Financial Officer for Target Stores, Vice President and Controller, Vice President and Treasurer, Treasurer, Director of Business Development and Financial Analyst.

    Bruce B. Bausman, age 53, has been Senior Vice President of Real Estate since 1988. Since joining MGI in 1985, he has served in the positions of Vice President of Human Resources and Store Development and Vice President of Human Resources and Store Development of the Retail Division. Mr. Bausman is a past director of the Country Music Association. Prior to joining MGI, he was with Montgomery Ward, Bausman Associates, Inc., National Super Market, Team Central and Red Owl Stores.

    Robert A. Henderson, age 51, has been Senior Vice President and General Merchandise Manager since 1988. He joined MGI in 1982 and has held the positions of Vice President and General Merchandise Manager, Vice President and General Merchandise Manager of the Retail Division, Vice President of Hardlines of the Retail Division and General Merchandise Manager of Hardlines of the Retail Division. Previously, Mr. Henderson was with Modern Merchandising and Target Stores.

    Douglas M. Tracey, age 42, has been Senior Vice President of Distribution since August 1994. Within the last few years he has also served in the positions of General Manager of the On Cue Division, Senior Vice President of Marketing Services and Senior Vice President of Administration and Distribution. Previously, from 1986 through April 1992, he served as Vice President, Distribution.

Mr. Tracey joined MGI in 1971 and has held the positions of Managing Director of National Distribution, General Manager Minneapolis Distribution Center, Manager of Policies and Procedures, National Store Operations Manager, District Supervisor and Store Manager.

    The following tables set forth information concerning total compensation earned by the Company's Chief Executive Officer and the other four most highly compensated executive officers in Fiscal Year 1995 (collectively the "Named Executive Officers" or "NEOs") for all services rendered to the Company and its subsidiaries during each of the last three fiscal years.

Summary Compensation Table

                                                                                                    Long-Term
                                                                                                   Compensation
                                                                                                  --------------
                                                                                                      Awards
                                                               Annual Compensation                --------------
                                                   --------------------------------------------     Securities
Name and                                                                         Other Annual       Underlying        All Other
Principal Position                        Year     Salary ($)   Bonus ($)(1)   Compensation ($)   Options (#)(2)   Compensation ($)
- ---------------------------------------  -------   ----------   ------------   ----------------   --------------   ----------------
Jack W. Eugster Chairman of the Board,   1995       $507,500      $      0        $ 7,915(3)         60,000          $301,012(4)
 President and C.E.O.                    1994        500,000             0         11,943            40,000           304,374
                                         1993        470,000       225,000         13,660            75,000           310,144
Keith A. Benson President, Music Stores  1995       $293,012      $      0        $ 2,100(3)         22,500          $130,981(5)
                                         1994        280,769             0          6,870            15,000           129,975
                                         1993        260,885        90,000          5,402            25,000           102,930
Gary A. Ross                             1995       $280,887      $ 38,940        $ 7,700(3)         22,500          $116,803(6)
 President, Suncoast                     1994        275,692        12,062         16,257            15,000           110,342
                                         1993        260,885       142,000         13,302            25,000            89,739
Larry C. Gaines                          1995       $245,369      $      0        $ 2,917(3)         22,500          $ 25,365(7)
 President, Media Play                   1994        237,000        10,369         12,921            20,000            21,675
                                         1993        181,192        60,000          6,907            30,000            11,079
Reid Johnson                             1995       $278,808      $      0        $36,012(3)         22,500          $  5,574(9)
 Executive Vice President,               1994(8)     102,067         4,500            178            90,000               240
 Chief Financial Officer

- --------------------------
(1) Reflects bonus earned for service during the fiscal year indicated under the Company's Management Incentive Plan although all or a portion of the bonus may have been awarded during the next fiscal year.

(2) The number indicated is the number of shares of Common Stock which can be acquired upon the exercise of options subject to vesting restrictions. The Company has not granted any stock appreciation rights ("SARs").

(3) Other Annual Compensation for 1995 includes amounts reimbursed for the payment of taxes and above-market earnings on deferral awards under the Company's Management Incentive Plan (See "Compensation Committee Report on Executive Compensation") and, with respect to Mr. Johnson, on deferred salary (See "Employment and Change in Control Agreements").

(4)  All Other  Compensation for  Mr. Eugster  for 1995  includes the following:
    401(k)  Company  match:  $1,500;  medical/dental  plans,  incremental  cost:
    $3,822;  life  insurance  and  excess  liability  insurance  imputed income:
    $13,336; and a premium of $282,354 paid for a life insurance policy under a split-dollar arrangement whereby the Company will recoup the premium and the executive will be entitled to the accrued earnings from the policy (See "Pension Plan").

(5) All  Other Compensation  for Mr.  Benson for  1995 includes  the  following:
    401(k)  Company  match:  $1,500;  medical/dental  plans,  incremental  cost:
    $2,641; life  insurance  and  excess  liability  insurance  imputed  income:
    $7,511; and a premium of $119,329 paid for a life insurance policy under a split-dollar arrangement whereby the Company will recoup the premium and the executive will be entitled to the accrued earnings from the policy (See "Pension Plan").

(6) All Other Compensation for Mr. Ross for 1995 includes the following: 401(k) Company match: $1,500; medical/ dental plans, incremental cost: $2,902; life insurance and excess liability insurance imputed income: $6,022 and a premium of $106,379 paid for a life insurance policy under a split-dollar arrangement whereby the Company will recoup the premium and the executive will be entitled to the accrued earnings from the policy (See "Pension Plan").

(7)  All  Other Compensation  for Mr.  Gaines for  1995 includes  the following:
    401(k)  Company  match:  $1,500;  medical/dental  plans,  incremental  cost:
    $3,103; life insurance and excess liability insurance income: $2,062; and a premium of $18,700 paid for a life insurance policy under a split-dollar arrangement whereby the Company will recoup the premium and the executive will be entitled to the accrued earnings from the policy (See "Pension Plan").

(8) Mr. Johnson became an executive officer of the Company in August 1994.

(9)  All Other  Compensation for  Mr. Johnson  for 1995  includes the following:
    401(k)  Company  match:  $1,018;  medical/dental  plans,  incremental  cost:
    $1,623;  and life insurance  and excess liability  insurance imputed income:
    $2,933.

Option Grants in Last Fiscal Year

                                                               Individual Grants                          Potential Realizable Value
                                        ----------------------------------------------------------------
                                          Number of                                                       at Assumed Annual Rates of
                                          Securities     Percent of Total                                  Stock Price Appreciation
                                          Underlying     Options Granted                                       for Option Term
                                           Options       to Employees in       Exercise       Expiration  --------------------------
Name                                    Granted (#)(1)     Fiscal Year      Price ($/Sh)(2)      Date      5% ($)(3)     10% ($)(3)
- --------------------------------------  --------------   ----------------   ---------------   ----------  ------------  ------------
Jack W. Eugster.......................    60,000(4)              17.84%          $   6.75      11/27/05   $    242,484  $    626,010
Keith A. Benson.......................    22,500(4)               6.69%              6.75      11/27/05         90,932       234,754
Gary A. Ross..........................    22,500(4)               6.69%              6.75      11/27/05         90,932       234,754
Larry C. Gaines.......................    22,500(4)               6.69%              6.75      11/27/05         90,932       234,754
Reid Johnson..........................    22,500(4)               6.69%              6.75      11/27/05         90,932       234,754
    All Shareholders (5)................................................................................  $142,894,837  $362,124,410

- --------------------------
(1) The number indicated is the number of shares of Common Stock which can be acquired upon the exercise of options. The Company has not granted any SARs.

(2) Fair market value of the Common Stock on the date of grant (November 27, 1995) was $6.75.

(3) The assumed rates of 5% and 10% are hypothetical rates of stock price appreciation selected by the SEC and are not intended to, and do not, forecast or assume actual future stock prices. The Company believes that future stock appreciation, if any, is unpredictable and is not aware of any formula that will determine with any reasonable accuracy the present value of stock options based on future factors which are unknowable and volatile. No gain to optionees is possible without an appreciation in stock prices, and any such increase will benefit all shareholders commensurately. There can be no assurance that the amounts reflected in this table will be achieved.

(4) All options have a term of ten years, but provide for early termination upon termination of employment, are not transferable and become exercisable in equal installments on January 31, 1998, 1999 and 2000, subject to acceleration of vesting upon a change in control.

(5) Calculated using the closing price on November 27, 1995, $6.625, and the total number of shares outstanding, 34,296,956, with appreciation calculated until November 27, 2005, the expiration date of the above option grant.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

                                                                              Number of Securities
                                                                             Underlying Unexercised         Value of Unexercised
                                               Shares                              Options at               In-the-Money Options
                                             Acquired on       Value         Fiscal Year-End (#)(1)       at Fiscal Year-End ($)(2)
Name                                        Exercise (#)    Realized ($)   (Exercisable/Unexercisable)   (Exercisable/Unexercisable)
- ------------------------------------------  -------------   ------------   ---------------------------   ---------------------------
Jack W. Eugster...........................        0              $0              233,700/247,300                 $138,600/0
Gary A. Ross..............................        0               0               92,000/91,300                    53,200/0
Keith A. Benson...........................        0               0               92,000/91,300                    53,200/0
Larry C. Gaines...........................        0               0               53,035/87,765                    35,000/0
Reid Johnson..............................        0               0                 0/112,500                           0/0

- ------------------------
(1) The Company does not have any outstanding SARs.

(2) Value is calculated as the difference between the closing market price of the Common Stock on December 29,1995, which was $4.25, and the option exercise price (if less than $4.25) multiplied by the number of shares underlying the option.

Report of the Compensation Committee on Executive Compensation

    The Compensation Committee of the Board of Directors (the "Committee"), composed entirely of independent outside directors, reviews and makes recommendations to the Board on an annual basis with respect to the Company's executive compensation policies and the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

    The Committee oversees the Company's executive compensation program, including the Company's qualified and non-qualified benefit plans as they pertain to executive officers. The Company currently maintains a variety of employee benefit plans in which its executive officers may participate, including the Pension Plan, the Capital Accumulation (KSOP) Plan, stock option and incentive plans and a split-dollar life insurance program.

EXECUTIVE COMPENSATION PROGRAM

    The components of the Company's executive compensation program include (a) base salaries (subject to the terms of applicable employment agreements), (b) performance-based bonuses, (c) stock options and other stock-based awards, (d) miscellaneous fringe benefits comparable to those of similar companies, and (e) qualified and non-qualified retirement plans and programs previously mentioned. The combination of base salary, bonuses, stock options and other benefits reflects the following Company objectives:

    - correlating compensation with the Company's profitability;

    - attracting and retaining highly qualified and motivated key executives who are necessary for the long-term success of the Company; and

    - recognizing and rewarding outstanding individual performance.

    In order to make its recommendations to the Board concerning executive officer compensation, the Committee reviews and evaluates the Company's operating and net earnings as compared to the budgeted plan for the current year and to the prior year's actual performance. The Committee also reviews and considers the Company's return on investment as a factor in making compensation decisions.

    In addition, the Committee reviews a compensation study compiled by the Company. The Company participates in several nationally recognized surveys on the compensation of executives prepared by such consultants as Mercer and Management Compensation Services. The information from such surveys which is used by the Compensation Committee is summary information for companies in the retail business which are similar in size to the Company (based on annual revenues). The survey information received is not company specific. Over a hundred companies participate in the overall surveys. The Company uses this broad comparison group for compensation purposes because the Company believes that it competes with a wide range of companies for executive talent. In 1994, the Company's executive compensation packages were determined to be competitive by an outside consultant engaged at the request of the Committee.

    Although currently the base salaries of the Company's executive officers generally fall near the salary medians for similarly sized companies in the retail business, as derived from the national survey information, it is not a set policy of the Compensation Committee that such base salaries should be at the median. Instead, the Compensation Committee recognizes that variances may be appropriate when also considering the experience, performance and responsibilities of the individual executive officer.

    The weight given corporate performance factors is mainly reflected in the bonus program of the Company. This program, as embodied in the current Management Incentive Plan ("MIP"), puts approximately 52% of the CEO's maximum cash compensation at risk since bonuses are awarded only if the Company achieves certain corporate performance goals. The percentage at risk for the other executive officers is slightly less, at approximately 41% for the executives named in the compensation tables.

    The funding of the MIP bonus pool is determined by corporate performance goals that are set by the Board during the first quarter of each year. For 1995 the corporate performance goals were tied to the Company's earnings per share ("EPS") and return on net assets employed ("RONAE"), with no funding to occur if 1995 EPS did not exceed 1994 EPS (51 cents) by at least 5 cents. The MIP also allows the Board to determine whether discretionary incentive funds are to be made available for awards to participants based on their individual performance and not contingent upon the attainment of business goals. To further encourage retention of key employees, the Company's current policy is to pay out 80% of each bonus in cash and defer 20%. The deferred portion is paid out over a four year period (contingent upon the participant remaining with the Company) and increases or decreases annually based upon an adjusted calculation of the net worth of the Company.

    Since 1995 EPS was less than 56 cents, no MIP bonuses, other than discretionary awards, were payable. Discretionary awards totaling $158,376 were awarded to 17 participants (including one of the NEOs) to recognize both the performance gains of certain business units and exceptional individual contributions.

    The Company also maintains a stock option plan for its key employees, including the executive officers, under which awards are made from time to time. The Committee's policy is that the exercise price of each stock option awarded is at least the market value of the Company's stock on the day of the award. The number of stock options awarded is discretionary and determined subjectively by the Committee with a view toward what will attract, retain and motivate senior management and other key employees as well as what is adequate to reward Company and individual performance. The Committee believes that awarding stock options aligns the interests of the executives more closely with the interests of shareholders.

    The Company's 1994 Employee Stock Option Plan satisfies the requirements of the Internal Revenue Service for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Stock option awards to the executive officers in 1995 were made from such plan. The Committee has no other policy with respect to qualifying compensation paid to the executive officers under Section 162(m). The compensation paid in 1995 and anticipated to be paid in 1996 will not exceed the $1 million deductibility limit for any of the affected individuals.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    The minimum base salary of the Chief Executive Officer ("CEO") is set by, and subject to the terms of, his employment agreement, which was executed in August 1988 and amended in 1995 to increase his base salary to $515,000. Increases are considered and recommended by the Committee, if appropriate, at the beginning of each fiscal year. In January 1995 a modest increase of 1.5% was given. This increase was determined in order to keep the CEO's base salary competitive as compared to the national compensation survey information described previously and to award the CEO for the Company's achievements, financial and otherwise, during the previous fiscal year. Although such increase for 1995 was not quantitatively linked to any one or more Company performance factors, the Committee subjectively evaluated the CEO's contribution in helping the Company to achieve the following in 1994: increases in comparable store sales, the increase in profitability of the Suncoast division and the continuing growth and development of the Media Play and On Cue superstore divisions.

    The CEO did not receive a discretionary bonus award for 1995.

    In November 1995, the Company awarded nonqualified stock options to the CEO, along with other executive officers, as disclosed in the compensation tables. These awards vest over a period of at least four years and were granted at an exercise price equal to fair market value as of the day of grant. The purpose of granting options with a vesting period is to retain the services of the CEO and other option recipients. The amount of the award to the CEO was based principally on the Committee's assessment of his performance. Since the stock options awarded to the CEO will only be of value if the market price of the Company's stock increases, the Committee believes that such compensation encourages the CEO to improve the performance of the Company. In determining the award the Committee did not consider the amount and terms of stock options previously granted.

    The CEO's employment and change in control agreements were originally negotiated in 1988 at the time of the leveraged buyout of MGI by the Company. In view of the growth and evolution of the Company since that time, the Committee approved changes to these agreements to bring them up to date. The principal amendments included raising the floor for the CEO's base salary from $315,000 to $515,000 and eliminating a partial reduction in severance payments based on realization of gain above a certain threshold on the sale by the CEO of shares of the Company's Common Stock obtained by him at the time of the leveraged buyout. The CEO has not disposed of any such shares since 1988.

    In the Committee's opinion, the total compensation package for the CEO in 1995 appropriately reflects the CEO's individual performance level in carrying out his overall responsibility for the Company as well as the Company's mixed performance in 1995 and the prior fiscal year.

    The foregoing report is submitted by the members of the Committee.

                                          Michael W. Wright, Chairman
                                          William A. Hodder
                                          Josiah O. Low, III
                                          Tom F. Weyl

Compensation Committee Interlocks and Insider Participation

    Mr. William A. Hodder and Mr. Josiah O. Low, III, joined the Compensation Committee in November 1995. Mr. Hodder is the Chairman of the Board and Chief Executive Officer of Donaldson Company, Inc. Mr. Eugster, the Chairman of the Board and Chief Executive Officer of the Company, is also a director of Donaldson Company, Inc. and serves on that company's compensation committee. Mr. Low is a Managing Director of DLJSC. See "Certain Transactions -- Investment Banking Services."

Employment and Change of Control Agreements

    The Company entered into employment agreements, effective August 25, 1988, with Messrs. Eugster, Benson, Ross, Bausman, Gaines and Henderson (along with Mr. Johnson, the "Executives"). Mr. Eugster's change in control agreement was entered into at the same time. Change in control agreements with Mr. Gaines and Mr. Johnson were entered into on November 27, 1995. As amended January 22, 1992 and November 27, 1995, the employment agreements provide for employment in each Executive's current position (or, except in the case of Mr. Eugster, a similar executive capacity) until August 31, 1999 for Mr. Eugster, August 31, 1998 for Messrs. Benson and Ross, and August 31, 1996 for Messrs. Bausman, Gaines and Henderson, all subject to automatic extensions of one additional year continuously thereafter unless either party gives notice to the other that no further extension is desired by, for the next such extension, February 28, 1997 for Messrs. Eugster, Benson and Ross, and July 1, 1996 for Messrs. Bausman, Gaines and Henderson (in each case the "Employment Period"), and on each anniversary of such dates for successive extensions thereafter. If notice of termination is given by July 1, 1996 for any of Messrs. Bausman, Gaines and Henderson, their agreement would terminate one year from the date of said notice. The employment agreements provide that the annual base salaries of the Executives will be no less than the following amounts plus periodic increases granted pursuant to the Company's customary procedures and practices: $515,000 for Mr. Eugster; $170,000 for Mr. Benson; $195,000 for Mr. Ross; $188,670 for Mr. Bausman; $257,400 for Mr. Gaines; and $173,290 for Mr. Henderson. The purpose of these agreements is to assure the Company of the continued service of each Executive.

    The Company may terminate the employment of any Executive for cause (as narrowly defined in the employment agreements) without further obligation by the Company except for vested benefits under the Capital Accumulation Plan and the Retirement Plan. Otherwise the agreements provide for certain severance benefits in the event employment is terminated for other reasons, including resignation, death or disability, except for voluntary resignation in the case of Messrs. Bausman, Gaines and Henderson. If the Executive is terminated due to a material breach by the Company (including, in the case of Messrs. Eugster, Benson and Ross, a significant reduction in the Executive's authority or responsibility), the Executive would be entitled for the remainder of the current Employment Period to his salary and all other benefits, including a supplemental retirement benefit and substitute incentive award and immediate vesting of all stock options, and in the case of Messrs. Benson and Ross, subject to a reduction in the Employment Period (to a maximum ranging from six to eighteen months) if the Executive's cumulative proceeds from sale of Company Common Stock is four times or more the amount paid for all such stock bought in 1988.

    Upon the employment of Mr. Johnson in 1994, the Company agreed that, if he were terminated without cause within a period of three years from the start of his employment, he would be paid twelve months salary continuation plus a bonus equal to the bonus that would have been earned under the MIP plan assuming target level performance. The Company also agreed to institute a deferred compensation plan for Mr. Johnson whereby he could elect to defer up to 100% of his salary and bonus with any deferrals earning interest in accordance with the actual performance of an investment vehicle selected by Mr. Johnson, except that beginning October 1, 1995 the investment measure must be a 7-year U.S. treasury bill.

    The new change in control agreements for Messrs. Gaines and Johnson and Mr. Eugster's change in control agreement, as amended November 27, 1995, only become operative upon the occurrence of a change in control of the Company which as defined in the agreements occurs when any person becomes the beneficial owner of 20% or more of the Company's Common Stock, or makes a tender offer for such control with a substantial likelihood of success, or 70% of the Company's or MGI's assets are sold, or a majority of the directors of the Company are persons who generally were not nominated for election nor appointed to fill vacancies by the incumbent board of directors. The agreements provide for continued employment of Mr. Eugster for a period of three years, and of Messrs. Johnson and Gaines for a period of two years, following a change in control, subject to automatic extensions of one additional year continuously thereafter unless either party gives notice to the other that no further extension is desired by, for the first such extension, the end of the sixth month following the change in control for Mr. Eugster and the end of the twelfth month following the change in control for Messrs. Gaines and Johnson, and on each anniversary of such date for successive extensions thereafter. During said period the Executive will be entitled to terminate his employment if there has been a significant change in the nature or scope of his authority and responsibility or he believes that he is unable to carry out his position as a result of the change in control, another material breach of the agreement by the Company, or the liquidation, dissolution or reorganization of the Company where the successor shall not have assumed the obligations of the agreement. In such event, the Executive is entitled to a lump sum payment equal to the present value of his salary, bonuses and a substitute retirement benefit for the greater of 24 months or the remaining term of the agreement, and all other death, disability and health benefits continue until age 65. The foregoing payments and benefits are reduced (by way of quarterly reimbursements) for compensation and benefits received from other employment or consulting positions. Any stock options held by the Executive become fully vested upon a change in control and after a change in control the Executive may request that a trust be established by the Company to fund all amounts to which the Executive is or may become entitled.

    Should payments under any of the above agreements become subject to the 20% excise tax under Section 4999 of the Code, the Company will pay such additional amounts as would put the Executive in the same after-tax position as if such excise tax did not apply.

Pension Plan

    The Company maintains a non-contributory defined benefit plan, The Musicland Group, Inc. Employees' Retirement Plan (the "Retirement Plan"), qualified under
Section 401 of the Code, in which its regular non-union employees hired before July 1, 1990, except hourly store clerk employees hired after January 1, 1989, participate. Union employees also participate if specifically included in their bargaining agreement.

    Prior to January 1, 1989, accrued retirement benefits were calculated by using a formula that took into account average base compensation, credited service and primary Social Security benefits payable at retirement, with the normal monthly retirement benefit being an amount equal to 4% of average base compensation times years of credited service (maximum 15 years), less two-thirds of monthly primary Social Security benefits. An employee's average base compensation was defined as one-twelfth of his or her average annual base compensation during all his or her plan years of participation while an employee.

    Effective January 1, 1989, for any participant who completes at least one hour of service on or after January 1, 1989, the accrued retirement benefit formula was amended to be 1% of the participant's average pensionable compensation that does not exceed the participant's covered compensation for such plan year plus a percentage (from 1.65% to 1.75% depending upon the participant's applicable Social Security retirement age, but limited to 1.65% for all employees after January 1, 1992) of the participant's average base compensation which exceeds the participant's covered compensation for such plan year times the years of benefit service (maximum 35 years). A participant keeps his or her accrued retirement benefit calculated as of December 31, 1988 under the old formula as long as the same is greater than his or her current accrued retirement benefit calculated under the new formula. For purposes of calculating the new formula, a participant's base compensation for years prior to January 1, 1984 is deemed to be the same as the base compensation in effect on that date and, for years beginning with January 1, 1989, will include all cash compensation (including bonuses and overtime). Covered compensation relates to the average of the taxable wage bases in effect for each calendar year during the 35-year period prior to the participant reaching Social Security retirement age.

    A participant whose employment terminates prior to age 65 and who does not qualify for an early retirement benefit, disability retirement benefit or death benefit (all of which are also provided for by the Retirement Plan) is entitled to a fully vested and nonforfeitable deferred retirement benefit if the participant has been credited with "elapsed time as an employee" of at least 5 years. The basic pension is a monthly pension payable during the participant's lifetime commencing at age 65. Early retirement, disability retirement and deferred retirement benefits are reduced if payment of any such benefits commences prior to the participant's normal retirement date (age 65 and 5 years of participation in the Retirement Plan). The Retirement Plan contains provisions for optional methods of benefit payments including lump sum payments under certain circumstances.

    The following table sets forth the estimated annual benefits payable upon normal retirement at age 65 (calculated as a straight life annuity) assuming retirement in 1995 at age 65 and based upon the specified cash compensation (which for the executive officers named in the Summary Compensation Table would be the amounts listed under the salary and bonus columns) and years-of-service classifications. The amounts shown below are maximum amounts and do not take into consideration the Social Security offset portion of the formula nor the limits on retirement benefits imposed by Sections 415 and 417(e) of the Code.

                               Pension Plan Table

                                                Years of Service
Average Cash                    ------------------------------------------------
Compensation                       15        20        25        30        35
- ------------------------------  --------  --------  --------  --------  --------
$ 125,000.....................  $ 28,600  $ 38,100  $ 47,600  $ 57,100  $ 66,700
  150,000.....................    34,800    46,300    57,900    69,500    81,100
  175,000.....................    40,900    54,600    68,200    81,900    95,500
  200,000.....................    47,100    62,800    78,500    94,300   110,000
  225,000.....................    53,300    71,100    88,900   106,600   124,400
  300,000.....................    71,900    95,800   119,800   143,800   167,700
  400,000.....................    96,600   128,800   161,000   193,300   225,500
  450,000.....................   109,000   145,300   181,700   218,000   254,300
  500,000.....................   121,400   161,800   202,300   242,800   283,200
  750,000.....................   183,300   244,300   305,400   366,500   427,600
 1,000,000....................   245,100   326,800   408,500   490,300   572,000

    Section 415 of the Code places a limit (at $120,000 beginning in 1995) on the amount of annual benefits that may be paid from a plan such as the Retirement Plan. Section 417(e) of the Code also imposes a combined limitation where an employee is covered by benefits from both a defined benefit pension plan and a defined contribution plan, and, beginning in 1994, only the first $150,000 of compensation (annually indexed for inflation) may be considered for Retirement Plan purposes. The Company has enabled the executive officers to obtain life insurance policies under a "split-dollar" arrangement, which should not result in a long-term cost to the Company due to the features of the policies. The earnings from these policies will help offset the losses to the individuals resulting from the foregoing tax limitations.

    As of December 31, 1995, the estimated years of benefit service for Messrs. Eugster, Benson, Ross and Gaines were 15.5 years, 15.5 years, 11.3 years and
14.1 years, respectively. Mr. Johnson is not a participant in the Pension Plan.

Stock Performance Graph

    The following performance graph compares the Company's cumulative total stockholder return on its Common Stock for the period beginning February 26, 1992, the date the Common Stock was registered under Section 12 of the Securities Exchange Act of 1934, until December 31, 1995 with the cumulative total returns of the Standard & Poor's Corporation ("S&P") 500 Stock Index and the S&P Retail Stores Composite Index. The comparison assumes $100 was invested in the Company's Common Stock and in each index at the beginning of the comparison period and reinvestment of dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                Feb. 26,1992   Dec. 31, 1992   Dec. 31, 1993   Dec 31, 1994   Dec 31, 1995
Musicland
Stores Corp.              100              79             143             62             29
S&P 500                   100             108             119            121            166
S&P Retail
Composite                 100             116             111            101            113

                            EXPENSES OF SOLICITATION

    The costs of this solicitation have been or will be borne by the Company. In addition to the use of the mails, Proxies may be solicited by the Company's directors, officers and employees, without extra compensation, by personal interview, telephone and telegram. The Company has also retained MacKenzie Partners, Inc. to assist in the solicitation of proxies at an expense estimated to be $5,000. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material and annual reports to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket and clerical expenses incurred by them in connection therewith.

                           ANNUAL REPORT ON FORM 10-K

    UPON WRITTEN REQUEST OF ANY SHAREHOLDER SOLICITED HEREBY, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995. REQUESTS SHOULD BE DIRECTED TO TIMOTHY
J. SCULLY, INVESTOR RELATIONS, 10400 YELLOW CIRCLE DRIVE, MINNETONKA, MINNESOTA 55343. ANY BENEFICIAL OWNER SHOULD INCLUDE A GOOD FAITH REPRESENTATION THAT AS OF THE RECORD DATE HE OR SHE IS A BENEFICIAL OWNER OF COMMON STOCK.

                         SHAREHOLDER PROPOSALS FOR 1997

    In order for any shareholder proposal to be considered for inclusion in the Company's Proxy Statement and form of Proxy relating to the annual meeting of shareholders to be held in 1997, the same must be received by the Company at its principal executive offices no later than December 16, 1996.

Dated: April 15, 1996
                                          By Order of the Board of Directors

                                          HEIDI M. HOARD
                                          SECRETARY

                          MUSICLAND STORES CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING ON MAY 7, 1996

    The undersigned hereby appoints JACK W. EUGSTER, KEITH A. BENSON and REID JOHNSON, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Musicland Stores Corporation held of record by the undersigned on March 8, 1996, at the Annual Meeting of Shareholders to be held on May 7, 1996, or any adjournment thereof.

1.  ELECTION OF DIRECTORS.

       FOR all nominees listed below
       (except as marked to the
       contrary below)           / /

       WITHHOLD AUTHORITY
       to vote for all nominees
       listed below              / /

    Nominees:   KENNETH F. GORMAN   LLOYD P. JOHNSON   JOSIAH O. LOW, III

    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                   STRIKE A LINE THROUGH THE NOMINEE'S NAME)

2. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP, INDEPENDENT PUBLIC ACCOUNTANTS, AS AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1996.

/ / FOR            / / AGAINST            / / ABSTAIN

                     (PLEASE DATE AND SIGN ON REVERSE SIDE)

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 2 AND TO GRANT AUTHORITY TO VOTE FOR ALL NOMINEES NAMED IN PROPOSAL 1 ABOVE. Please sign exactly as name appears below. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
- --------------------------------------------------------------------------------
                                                Dated: ___________________, 1996
                                                ________________________________
                                                Signature
                                                ________________________________
                                                Signature if held jointly

                                                PLEASE MARK, SIGN, DATE AND
                                                RETURN THE PROXY CARD
                                                PROMPTLY
                                                USING THE ENCLOSED ENVELOPE

                          MUSICLAND STORES CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING ON MAY 7, 1996

    The undersigned hereby appoints PIPER TRUST COMPANY, as Proxy, and hereby authorizes it to represent and to vote, as designated below, all the shares of Common Stock of Musicland Stores Corporation held of record by the undersigned on March 8, 1996, at the Annual Meeting of Shareholders to be held on May 7, 1996, or any adjournment thereof.

1.  ELECTION OF DIRECTORS.

       FOR all nominees listed below
       (except as marked to the
       contrary below)           / /

       WITHHOLD AUTHORITY
       to vote for all nominees
       listed below              / /

    Nominees:   KENNETH F. GORMAN   LLOYD P. JOHNSON  JOSIAH O. LOW, III

    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                   STRIKE A LINE THROUGH THE NOMINEE'S NAME)

2. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP, INDEPENDENT PUBLIC ACCOUNTANTS, AS AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1996.

/ / FOR            / / AGAINST            / / ABSTAIN

                     (PLEASE DATE AND SIGN ON REVERSE SIDE)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. Please sign exactly as name appears below. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by
President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
- --------------------------------------------------------------------------------
                                                Dated: ___________________, 1996
                                                ________________________________
                                                Signature
                                                ________________________________
                                                Signature if held jointly

                                                PLEASE MARK, SIGN, DATE AND
                                                RETURN THE PROXY CARD NO
                                                LATER
                                                THAN MAY 3, 1996 USING THE
                                                ENCLOSED ENVELOPE